                                                                      EXHIBIT 21


                             PRINCIPAL SUBSIDIARIES

                                                                                  Jurisdiction in Which
Name of Subsidiary                                                              Organized or Incorporated
------------------                                                              -------------------------
Consolidated Subsidiaries:
Kennametal Australia Pty. Ltd.                                                      Australia
Kennametal Foreign Sales Corporation                                                Barbados
Kennametal Ltd.                                                                     Canada
Presto Cutting Tools Canada Limited                                                 Canada
Kennametal (China) Limited                                                          China
Kennametal (Shanghai) Ltd.                                                          China
Shanxi-Kennametal Mining Cutting Systems
     Manufacturing Company Limited                                                  China
Xuzhou-Kennametal Mining Cutting Systems
     Manufacturing Company Limited                                                  China
Kennametal Hertel AG                                                                Germany
Kennametal Hardpoint H.K. Ltd.                                                      Hong Kong
Kennametal Hertel Japan Ltd.                                                        Japan
Kennametal Hertel (Malaysia) Sdn. Bhd.                                              Malaysia
Kennametal de Mexico, S.A. de C.V.                                                  Mexico
Kennametal/Becker-Warkop Ltd.                                                       Poland
Kennametal Hertel (Singapore) Pte. Ltd.                                             Singapore
Kennametal South Africa (Proprietary) Limited                                       South Africa
Kennametal Hardpoint (Taiwan) Inc.                                                  Taiwan
Kennametal Hertel Co., Ltd.                                                         Thailand
Circle Machine Company                                                              California, United States
Greenfield Industries, Inc.                                                         Delaware, United States
Adaptive Technologies Corp.                                                         Michigan, United States
JLK Direct Distribution Inc.                                                        Pennsylvania, United States

Consolidated Subsidiaries of Kennametal Hertel AG:
Kennametal Hertel Belgium S.A.                                                      Belgium
Kennametal Hertel Limited                                                           England
Kennametal Hertel France S.A.                                                       France
Materiels de Precision et de Production S.A.                                        France
Kennametal Hertel G.m.b.H.                                                          Germany
Kennametal Hertel Korea G.m.b.H. Korea Branch                                       South Korea
Rubig G.m.b.H.                                                                      Germany
Kennametal Hertel Nederland B.V.                                                    Netherlands
Nederlandse Hardmetaal Fabrieken B.V.                                               Netherlands

                                                                      EXHIBIT 21

                                                                                  Jurisdiction in Which
Name of Subsidiary                                                              Organized or Incorporated
------------------                                                              -------------------------
Consolidated Subsidiaries of JLK Direct Distribution Inc.:
J&L America, Inc.                                                                   Michigan, United States

Consolidated Subsidiaries of J&L America, Inc.:
J & L Industrial Supply UK (branch)                                                 England
J & L Werkeuge Und Industriebedarf G.m.b.H.                                         Germany
ATS Industrial Supply Company                                                       Arizona, United States
GRS Industrial Supply Company                                                       Michigan, United States
Strong Tool Co.                                                                     Ohio, United States
Dalworth Tool & Supply, Inc.                                                        Texas, United States
Production Tools Sales, Inc.                                                        Texas, United States
Abrasive & Tool Specialties Company                                                 Utah, United States


Consolidated Subsidiaries of Greenfield Industries, Inc.:
Greenfield Industries Foreign Sales Corporation                                     Barbados
Greenfield Industries, Inc. Canada                                                  Canada
Cirbo Limited                                                                       England
Presto Engineers Cutting Tools Ltd.                                                 England
Hanita Metal Works G.m.b.H.                                                         Germany
Kemmer Hartmetallwerkzeuge G.m.b.H.                                                 Germany
Kemmer Prazision G.m.b.H.                                                           Germany
Hanita Metal Works, Ltd.                                                            Israel
Kemmer - Cirbo - S.r.L.                                                             Italy
Cleveland Twist Drill de Mexico, S.A. de C.V.                                       Mexico
Herramientas Cleveland, S.A. de C.V.                                                Mexico
Greenfield Tools de Mexico, S.A. de C.V.                                            Mexico
Cleveland Europe Limited                                                            Scotland
Kemmer AG                                                                           Switzerland
Carbidie Corporation                                                                Delaware, United States
Kemmer International, Inc.                                                          Delaware, United States
Rogers Tool Works, Inc.                                                             Delaware, United States
TCM Europe, Inc.                                                                    Delaware, United States
Bassett Rotary Tool Company                                                         Indiana, United States
Remgrit Abrasive Tools, Inc.                                                        Massachusetts, United States
Rule Cutting Tools, Inc.                                                            Massachusetts, United States
Rule Paint and Chemical, Inc.                                                       Massachusetts, United States
Hanita Cutting Tools, Inc.                                                          New Jersey, United States
The Cleveland Twist Drill Co.                                                       Ohio, United States